Exhibit 1.01

Conflict Minerals Report For Calendar Year 2024

This is The Walt Disney Company’s 2024 (January 1 to December 31, 2024) Conflict Minerals Report (“CMR”) pursuant to Rule 13p-1 of the Securities Exchange Act of 1934, as amended (the “Conflict Minerals Rule”).
Background
The Walt Disney Company, together with its subsidiaries, is a diversified worldwide entertainment company with operations in three segments: Entertainment, Sports and Experiences. For convenience, the terms “Company,” “Disney,” “we” and “our” are used in this CMR to refer collectively to the parent company, The Walt Disney Company, and its consolidated subsidiaries through which its various businesses were actually conducted during calendar 2024.
The products we sell that may include gold, columbite-tantalite (coltan), cassiterite, wolframite or their derivatives, tantalum, tin and tungsten (collectively, the “Subject Minerals” or “3TG”), that are necessary to the products’ functionality or production (“necessary Subject Minerals”), are items such as clothing, accessories, electronic toys, jewelry, and other consumer goods. We classify these items together as retail merchandise, and that is the product category covered by this CMR. We sell many of these items at our entertainment venues, including our parks and resorts, and directly through Disney Stores, including our online stores. We also sell retail merchandise wholesale to other retailers.
The sale of retail merchandise in calendar 2024 was nominal. Due to the dynamic nature of our business, the items we sell change rapidly, regularly replaced by other items sourced from other suppliers. The Company does not manufacture any of the retail merchandise it sells, sourcing the specific merchandise items that may contain Subject Minerals from suppliers. Many of our suppliers themselves source components of these items from numerous other suppliers, and our direct suppliers are often many steps removed from the source of the raw materials contained in the items. In addition, in many cases the items we acquire from a supplier represent a small portion of the supplier’s total production. The number, diversity, and frequent turnover of the retail merchandise we sell, the number and turnover of suppliers, and our remote position in the supply chain make it difficult for us to determine and track the source of individual items, the nature of the raw materials included in the items, and the source of those raw materials.
Our Conflict Minerals Compliance Program (the “Program”) is designed to collect relevant information about the sources of raw materials in our products that is as complete as reasonably possible given the large number and diversity of products we sell and in light of our position in the supply chain.

Our Program is focused on identifying suppliers of retail merchandise that may contain necessary Subject Minerals and gathering information about the supply chain practices of those suppliers. The Program conforms in all material respects to the elements of the guidance set forth in the Organisation for Economic Cooperation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition (the “OECD Guidance”). Consistent with the OECD Guidance, our Program includes:
•strong company management systems (including a Conflict Minerals Policy and an established internal management structure);
•identification and assessment of risk in the supply chain through a Reasonable Country of Origin Inquiry (“RCOI”);
•a strategy to respond to identified risks through due diligence procedures that include follow-up with suppliers who either provide insufficient information to identify sources of necessary Subject Minerals or who provide information indicating that they may source necessary Subject Minerals that may have originated in the Democratic Republic of the Congo or adjoining countries (“Covered Countries”);
•a process to support and leverage organizations like Responsible Minerals Initiative’s (“RMI”) independent third-party audits of smelter and refiner due diligence practices1; and
•reporting on results of the Program through this CMR.
Company Management Systems
The Company has developed strong management systems that include the following components:
1.Conflict Minerals Policy. A Conflict Minerals Policy that sets out the steps we are taking to comply with the Conflict Minerals Rule. These steps include: the establishment of the internal management structure described below; engagement with suppliers as described in this report; reporting required by the Conflict Minerals Rule; and monitoring developments relating to conflict minerals with an eye to enhancing the Program. Our policy was distributed to suppliers who may supply us with products covered by the Conflict Minerals Rule and is posted on our website at https://impact.disney.com/resources/conflict-minerals-policy/. The policy includes a mechanism for reporting concerns or asking questions regarding the policy.
2.Internal Management Structure. A management oversight structure that includes input from executive-level representatives of Global Product & Labor Standards, Global Public Policy, Legal, Controllership, Investor Relations, and Corporate Communications. These executives are responsible for providing governance and oversight over the execution of the Program and for monitoring the Program’s compliance with regulatory requirements and
1 The Company does not purchase raw materials or ores, does not directly purchase 3TG, and is many steps removed from the smelters and refiners that provide minerals and ores to our suppliers. Because of this, we do not audit or direct audits of smelters and refiners in the supply chain. Instead, we leverage organizations like RMI’s independent third-party audits of smelter and refiner due diligence practices.

satisfaction of enterprise goals. The day-to-day implementation of the Program is conducted by a Conflict Minerals Compliance Program Team within our Global Product & Labor Standards organization, which is included within our Chief Financial Officer’s purview.
3.Chain of Custody and Traceability. A process that provides support for and engagement with the RMI. The data on which we relied for certain statements in this report was obtained through our membership in RMI using their RCOI report.
Identification and Assessment of Risk Through Reasonable Country of Origin Inquiry
Our RCOI for calendar 2024 included conducting surveys of 81 suppliers that manufactured retail merchandise that may include Subject Minerals to understand their supply chain relating to Subject Minerals.
The calendar 2024 survey responses used RMI’s Conflict Minerals Reporting Template (CMRT), revision 6.4. We received CMRT responses from 80 suppliers, or 99% of the survey group. We supplemented the CMRT with additional questions available in multiple languages designed to provide visibility into these suppliers’ sourcing activities, including the basis for their responses regarding the source of Subject Minerals in the retail merchandise they supplied to us. We also provided these suppliers with access to a live technical support specialist via chat during the survey phase and provided training documents in multiple languages that highlight Frequently Asked Questions on Conflict Minerals and Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as instructions on how to complete the CMRT.
Our communications included our expectations for response and noted that the Conflict Minerals Rule was not intended to stop companies and their suppliers from sourcing from the Covered Countries and that such an embargo would be contrary to the intent of the Conflict Minerals Rule.
Based on CMRT survey responses, interviews, and further review of the retail merchandise supplied, we identified 28 suppliers who manufactured retail merchandise for us that most likely contained necessary Subject Minerals. Of these suppliers:
•18 responded that the smelters or refiners in their supply chain did not source the necessary Subject Minerals from Covered Countries for the products they supplied to us, and they provided sufficient information regarding their supply chain program for us to determine that this response was reliable; and
•10 responded that at least one smelter or refiner in their supply chain may source Subject Minerals from Covered Countries or unknown countries of origin for the products they supplied to us, and not solely from recycled or scrap sources.

Due Diligence Measures Performed
Based on our assessment of the survey responses gathered as part of our RCOI for calendar 2024, as described above, we implemented due diligence measures with respect to the suppliers identified in the process above. These measures included:
•Performance of targeted follow-up with suppliers who did not initially respond to the survey.
•Verification of information regarding smelters and refiners provided by our suppliers with the RMI’s list of conformant smelters and refiners and other lists provided by accredited organizations such as London Bullion Market Association (LBMA) or Responsible Jewelry Council (RJC). Through this effort, we validated the responses of suppliers who indicated that the Subject Minerals in all the products supplied to us did not originate in the Covered Countries.

We also encouraged suppliers who may have sourced Subject Minerals (or product components from sub-suppliers who may have sourced Subject Minerals) from non-conformant smelters or refiners to source from smelters and refiners who are conformant with the relevant RMAP assessment protocols of the RMI, or from another accredited organization.

Smelters, Refiners, and Countries of Origin Information
The 28 surveyed suppliers identified 118 smelters or refiners that supplied them with Subject Minerals.
The following chart shows conformance status by mineral.

With respect to calendar 2024, we identified through the relevant RMAP assessment protocols of the RMI or other accredited organizations that:
•116 of these smelters or refiners were conformant to a responsible mineral assurance program (such as RMI)
•2 of these smelters or refiners were not conformant to a responsible mineral assurance program (such as RMI)
We cannot determine whether the 2 smelters and refiners that are not conformant with the relevant RMAP assessment protocols of the RMI sourced necessary Subject Minerals for the retail merchandise we sell from Covered Countries.
Also, our surveyed suppliers could not confirm whether each smelter or refiner they used supplied Subject Minerals in retail merchandise manufactured for the Company. Therefore, we are unable to determine with certainty either the facilities used to process or the source (country, mine or other location) of the actual necessary Subject Minerals for all the retail merchandise we sell.
Listed in Attachment A are the identified smelters and refiners based on the information provided by our surveyed suppliers and listed in Attachment B are the origin of the Subject Minerals.

Attachment A
Smelters and Refiners Identified by Suppliers

The following table identifies each of the smelters and refiners identified by our surveyed suppliers that may have processed necessary Subject Minerals in retail merchandise manufactured by the supplier. The table includes the name of the smelter or refiner, the Subject Minerals supplied by the smelter or refiner, the location of the smelter or refiner, and the certification obtained by the smelter or refiner, if any. All but 2 of the smelters and refiners identified below are conformant with RMAP assessment protocols of the RMI or other accredited organizations. Disney has encouraged its suppliers to work with the non-conformant smelters to gain certification from RMI or other accredited organizations, or to source from certified smelters or refiners.

Mineral	Smelter or Refiner Name	ISO Country/Region Code[2]	Certification	Certified
Gold	Agosi AG	DE	*‡†	Yes
Gold	Aida Chemical Industries Co., Ltd.	JP	†	Yes
Gold	Argor-Heraeus S.A.	CH	*‡†	Yes
Gold	ASAHI METALFINE, Inc.	JP	*†	Yes
Gold	Asahi Refining Canada Ltd.	CA	*†	Yes
Gold	Asahi Refining USA Inc.	US	*†	Yes
Gold	Asaka Riken Co., Ltd.	JP	†	Yes
Gold	Chimet S.p.A.	IT	*†	Yes
Gold	Dowa	JP	†	Yes
Gold	Heraeus Metals Hong Kong Ltd.	CN	*‡†	Yes
Gold	Ishifuku Metal Industry Co., Ltd.	JP	*†	Yes
Gold	JX Advanced Metals Corporation	JP	*†	Yes
Gold	Kojima Chemicals Co., Ltd.	JP	†	Yes
Gold	LS MnM Inc.	KR	*†	Yes
Gold	Matsuda Sangyo Co., Ltd.	JP	*†	Yes
Gold	Metalor Technologies (Hong Kong) Ltd.	CN	*‡†	Yes
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SG	*‡†	Yes
Gold	Metalor Technologies (Suzhou) Ltd.	CN	*‡†	Yes
Gold	Metalor Technologies S.A.	CH	*‡†	Yes
Gold	Metalor USA Refining Corporation	US	*‡†	Yes
Gold	Mitsubishi Materials Corporation	JP	*†	Yes
Gold	Mitsui Mining and Smelting Co., Ltd.	JP	*†	Yes
Gold	MKS PAMP SA	CH	*†	Yes
Gold	Nihon Material Co., Ltd.	JP	*†	Yes
Gold	Shandong Gold Smelting Co., Ltd.	CN	*†	Yes
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CN	*†	Yes
Gold	Solar Applied Materials Technology Corp.	TW	*†	Yes
Gold	Sumitomo Metal Mining Co., Ltd.	JP	*†	Yes
Gold	Tanaka Kikinzoku Kogyo K.K.	JP	*†	Yes
Gold	Tokuriki Honten Co., Ltd.	JP	*†	Yes

[2]	International Standards Organization
*	LBMA
‡	RJC
†	RMAP
**	RMAP - Active
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Gold	Umicore Precious Metals Thailand	TH		No
Gold	Umicore S.A. Business Unit Precious Metals Refining	BE	*†	Yes
Gold	United Precious Metal Refining, Inc.	US	†	Yes
Gold	Valcambi S.A.	CH	*‡†	Yes
Gold	Western Australian Mint (T/a The Perth Mint)	AU	*†	Yes
Gold	Yokohama Metal Co., Ltd.	JP	†	Yes
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CN	*†	Yes
Gold	Zijin Mining Group Gold Smelting Co. Ltd.	CN	*†	Yes
Tantalum	D Block Metals, LLC	US	†	Yes
Tantalum	F&X Electro-Materials Ltd.	CN	†	Yes
Tantalum	FIR Metals & Resource Ltd.	CN	†	Yes
Tantalum	Global Advanced Metals Aizu	JP	†	Yes
Tantalum	Global Advanced Metals Boyertown	US	†	Yes
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CN	†	Yes
Tantalum	Jiangxi Tuohong New Raw Material	CN	†	Yes
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CN	†	Yes
Tantalum	Jiujiang Tanbre Co., Ltd.	CN	†	Yes
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CN	†	Yes
Tantalum	KEMET de Mexico	MX	†	Yes
Tantalum	Materion Newton Inc.	US	†	Yes
Tantalum	Metallurgical Products India Pvt., Ltd.	IN	†	Yes
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JP	†	Yes
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CN	†	Yes
Tantalum	NPM Silmet AS	EE	†	Yes
Tantalum	Taki Chemical Co., Ltd.	JP	†	Yes
Tantalum	TANIOBIS Co., Ltd.	TH	†	Yes
Tantalum	TANIOBIS GmbH	DE	†	Yes
Tantalum	TANIOBIS Japan Co., Ltd.	JP	†	Yes
Tantalum	TANIOBIS Smelting GmbH & Co. KG	DE	†	Yes
Tantalum	Telex Metals	US	†	Yes
Tantalum	Ulba Metallurgical Plant JSC	KZ	†	Yes
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CN	†	Yes
Tantalum	XinXing Haorong Electronic Material Co., Ltd.	CN	†	Yes
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CN	†	Yes
Tin	Aurubis Beerse	BE	†	Yes
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CN	†	Yes
Tin	China Tin Group Co., Ltd.	CN	†	Yes
Tin	CRM Synergies	ES	†	Yes
Tin	Dowa	JP	†	Yes
Tin	DS Myanmar	MM	†	Yes
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CN	†	Yes
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CN	†	Yes
Tin	Jiangxi New Nanshan Technology Ltd.	CN	†	Yes
Tin	Malaysia Smelting Corporation (MSC)	MY	†	Yes
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	MY	†	Yes
Tin	Mineracao Taboca S.A.	BR	†	Yes
Tin	Minsur	PE	†	Yes
Tin	Mitsubishi Materials Corporation	JP	†	Yes
Tin	O.M. Manufacturing Philippines, Inc.	PH	†	Yes
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Tin	Operaciones Metalurgicas S.A.	BO	†	Yes
Tin	PT Aries Kencana Sejahtera	ID	†	Yes
Tin	PT Artha Cipta Langgeng	ID	†	Yes
Tin	PT Bangka Serumpun	ID	†	Yes
Tin	PT Bangka Tin Industry	ID	†	Yes
Tin	PT Menara Cipta Mulia	ID	†	Yes
Tin	PT Prima Timah Utama	ID	†	Yes
Tin	PT Rajawali Rimba Perkasa	ID	†	Yes
Tin	PT Refined Bangka Tin	ID	†	Yes
Tin	PT Sariwiguna Binasentosa	ID	†	Yes
Tin	PT Timah Tbk Kundur	ID	†	Yes
Tin	PT Timah Tbk Mentok	ID	†	Yes
Tin	PT Tinindo Inter Nusa	ID	†	Yes
Tin	Thaisarco	TH	†	Yes
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CN	†	Yes
Tin	Tin Technology & Refining	US	†	Yes
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CN	†	Yes
Tungsten	A.L.M.T. TUNGSTEN Corp.	JP	†	Yes
Tungsten	China Molybdenum Tungsten Co., Ltd.	CN	†	Yes
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CN	†	Yes
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CN	†	Yes
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CN	†	Yes
Tungsten	Global Tungsten & Powders LLC	US	†	Yes
Tungsten	H.C. Starck Tungsten GmbH	DE	†	Yes
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CN	†	Yes
Tungsten	Hunan Jintai New Material Co., Ltd.	CN		No
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CN	†	Yes
Tungsten	Japan New Metals Co., Ltd.	JP	†	Yes
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CN	†	Yes
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CN	†	Yes
Tungsten	Kennametal Fallon	US	†	Yes
Tungsten	Kennametal Huntsville	US	†	Yes
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CN	†	Yes
Tungsten	Masan High-Tech Materials	VN	†	Yes
Tungsten	Niagara Refining LLC	US	†	Yes
Tungsten	TANIOBIS Smelting GmbH & Co. KG	DE	†	Yes
Tungsten	Wolfram Bergbau und Hutten AG	AT	†	Yes
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CN	†	Yes
Tungsten	Xiamen Tungsten Co., Ltd.	CN	†	Yes

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Attachment B
Origin of Subject Minerals

The following table identifies the origin of the Subject Minerals as reported by our suppliers.

Angola	Guyana	Peru
Argentina	Hong Kong	Philippines
Armenia	Hungary	Poland
Australia	India	Portugal
Austria	Indonesia	Russian Federation
Belarus	Ireland	Rwanda
Belgium	Israel	Saudi Arabia
Bermuda	Italy	Sierra Leone
Bolivia	Ivory Coast	Singapore
Brazil	Japan	Slovakia
Burundi	Jersey	South Africa
Cambodia	Kazakhstan	South Sudan
Canada	Kenya	Spain
Central African Republic	Korea, Republic of	Suriname
Chile	Kyrgyzstan	Sweden
China	Lao People’s Democratic Republic	Switzerland
Colombia	Luxembourg	Taiwan
Congo (Brazzaville)	Madagascar	Tajikistan
Cote d’lvoire	Malaysia	Tanzania
Czechia	Mali	Thailand
Djibouti	Mexico	Turkey
Democratic Republic of the Congo (Kinshasa)	Mongolia	Uganda
Ecuador	Morocco	United Kingdom
Egypt	Mozambique	United States
Estonia	Myanmar	Uzbekistan
Ethiopia	Namibia	Viet Nam
France	Netherlands	Zambia
Germany	Niger	Zimbabwe
Ghana	Nigeria
Guinea	Papua New Guinea

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